Exhibit 10.11

Agreement on Cooperative Education

Party A: Yulin Branch of Central Radio & Television Secondary Specialized School

Party B: Wenzhou City Ouhai District Yangfushan Culture Tutorial School

For the common development of education, Party A and Party B specially hold a comprehensive high school class (TV technical secondary school class), and now reach the following agreement:

1.  Party A is a branch school directly under the Central Radio and Television secondary specialized school, and can establish teaching points and learning centers with TV secondary education. Party B is a legal school running institution with school running qualification approved by local education bureau. Now the two sides cooperate to set up a comprehensive high school class. Party B is responsible for teaching and takes ordinary high school courses. After passing the examination, Party A shall be responsible for handling the graduation certificate of Central Radio and television technical secondary school, and can participate in the general college entrance examination.

2. Party B shall be responsible for the teaching site, teachers, enrollment and teaching management; Party A shall be responsible for the application of student status, examination and the issuance of graduation certificate.

3. Income distribution: the tuition income of students shall be collected and obtained by Party B. both parties confirm that Party B shall pay Party A the student status management fee, which is RMB 1500 per student.

4. The term of cooperation is tentatively 10 years, starting from February 1, 2017 to January 31, 2027. After the expiration, both parties will renew the agreement.

5. This agreement will come into force after being signed and sealed by both parties. If there are different opinions in the future, both parties can solve it through negotiation.

Party A: Yulin Branch of Central Radio & Television Secondary Specialized School

/s/ Yulin Branch of Central Radio & Television Secondary Specialized School

Party B: Wenzhou City Ouhai District Yangfushan Culture Tutorial School

/s/ Wenzhou City Ouhai District Yangfushan Culture Tutorial School

Signing date: February 1, 2017

Certificate of Authorization

This is to authorize Wenzhou City Ouhai District Yangfushan Culture Tutorial School to hold academic education activities of Central Radio and Television Secondary Specialized School, and agree that the school, as a subordinate Wenzhou learning center of Wenzhou, will carry out enrollment and class work. It is required that Wenzhou City Ouhai District Yangfushan Culture Tutorial School run schools in accordance with laws and regulations and achieve good results early.

This power of attorney is used in combination with the authorization agreement of China Central Radio and Television secondary professional school.

/s/ Yulin Branch of Central Radio & Television Secondary Specialized School

Yulin Branch of Central Radio & Television Secondary Specialized School

February 1, 2017

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